UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

AdaptHealth Corp. (the “Company”) announced today that Suzanne Foster, age 54, has been appointed to serve as the Chief Executive Officer of the Company, effective May 20, 2024. Upon starting as Chief Executive Officer, Ms. Foster will also be appointed to serve as a member of the Company’s board of directors (the “Board”), effective May 20, 2024.

Since 2022, Ms. Foster has served as the president of Beckman Coulter Life Sciences for Danaher Corporation (“Danaher”), a global science and technology innovation company. Prior to Danaher, Ms. Foster served as president of At Home Solutions for Cardinal Health, Dublin Ohio, a global, integrated healthcare services and products company, from January 2020 until April 2022, as president of Stanley Healthcare, Waltham, Massachusetts, a healthcare technology operating division of Stanley Black & Decker, from April 2018 until January 2020, and as a general manager of Medtronic Advanced Energy (“Medtronic”), a medical device company, from August 2011 until March 2018. Ms. Foster formerly served as vice president of Global Business Operations at Salient Surgical Technologies, a medical device company later acquired by Medtronic. She was also formerly employed as an attorney at the law firms of Holland & Knight and Wiggin & Nourie, and served as vice president of Legal & Compliance for the Elliot Health System. In 2017, Ms. Foster was appointed to the University System of New Hampshire Board of Trustees. She also currently serves on the board of Unitil Corp. (NYSE: UTL), since 2019, and on multiple boards of private medical technology companies. Ms. Foster is qualified to serve as Chief Executive Officer and a member of the Board because of her multinational business and industry experience, legal expertise and proven senior leadership experience.

There are no arrangements or understandings between Ms. Foster and any other person pursuant to which Ms. Foster was selected as an officer, and there are no family relationships between Ms. Foster and any of the Company’s directors or executive officers. Ms. Foster does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On April 10, 2024, the Company entered into an employment agreement with Ms. Foster (the “CEO Employment Agreement”) that will govern the terms of her employment as the Chief Executive Officer of the Company from and after May 20, 2024. Pursuant to the terms of the CEO Employment Agreement, Ms. Foster is entitled to receive an annual base salary of $900,000 and is eligible to receive a target annual incentive bonus equal to 120% of her base salary, with the actual bonus ranging from 0-200% of the target annual incentive bonus based on the achievement of annual company and individual performance objectives for such fiscal year.

As an inducement for Ms. Foster to join the Company, effective as of May 20, 2024, the Company will grant Ms. Foster (i) restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock with a value of $4,900,000 (determined in a manner consistent with the Company’s historic practices) (the “Sign-On Inducement RSUs”), 50% of which will vest in equal installments annually over three years and 50% of which will be eligible to vest between 0% and 200% based on the Company’s TSR relative to the TSRs of the Company’s peer companies over a three-year performance period beginning on the date of grant, subject to continued employment, and (ii) RSUs covering a number of shares of the Company’s common stock with a value of $1,000,000 (determined in a manner consistent with the Company’s historic practices) (the “Make-Whole Inducement RSUs,” and together with the Sign-On Inducement RSUs, the “Inducement RSUs”), which vest in equal installments annually over two years, subject to continued employment. Ms. Foster will also be eligible for additional equity awards commencing in 2025, subject to the discretion of the compensation committee of the Board (the “Compensation Committee”).

Pursuant to the CEO Employment Agreement, if Ms. Foster’s employment is terminated (x) by the Company without “cause” or (y) by Ms. Foster for “good reason” (as such terms are defined in the CEO Employment Agreement) (either such termination, a “qualifying termination”), subject to her execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), Ms. Foster will be entitled to (i) any earned but unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of base salary for a period of 18 months following such date of termination (or, if such termination occurs on or within 24 months following the consummation of a change in control (as defined in the CEO Employment Agreement), 24 months following such date of termination), (iii) an amount equal to 1.5 times her then-current target annual bonus (or, if such termination occurs on or within 24 months following the consummation of a change in control, 2.0 times her then-current target annual bonus), payable in substantially equal installments during the 18-month period following such date of termination in accordance with regular payroll practices, (iv) continued vesting of the Inducement RSUs during the 18-month period following termination without regard to a continued employment requirement, and (v) 18 months’ continuation of health insurance coverage pursuant to COBRA at the same rate which applies for active employees.

Upon a qualifying termination within the 24-month period following a change in control, or a termination of Ms. Foster’s employment due to death or disability, all then-outstanding and unvested equity awards held by Ms. Foster will vest as of the date of such termination, with awards subject to performance-vesting conditions vesting based on (x) actual performance through the termination date upon a qualifying termination (or, at target performance if not determinable) or (y) the greater of actual performance and target upon a termination due to death or disability.

In connection with the CEO Employment Agreement, Ms. Foster also entered into a restrictive covenant agreement, which includes non-compete and non-solicit covenants that apply during employment and for 24 months thereafter, and indefinite confidentiality, non-disparagement, publicity, and invention assignment covenants.

The foregoing description of the CEO Employment Agreement is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Board Chairman Resignation; Fifth Amendment to Interim CEO Agreement

In connection with the Company’s execution of the CEO Employment Agreement on April 10, 2024, Richard Barasch, the Company’s Interim Chief Executive Officer and Chairman of the Company’s Board, will cease to serve as the Company’s Interim Chief Executive Officer, effective on May 20, 2024. Mr. Barasch will continue to serve as the Chairman of the Board until June 30, 2024. On April 15, 2024, Mr. Barasch informed the Company that he intends to resign as a director of the Company and begin serving as a special advisor to the Board to help facilitate the transition, effective on June 30, 2024. Mr. Barasch’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As previously disclosed, on March 3, 2024, the Company entered into an amendment to the letter agreement with Richard Barasch dated June 26, 2023, amended as of August 29, 2023, October 26, 2023 and December 21, 2023 (as amended, the “Interim CEO Agreement”), pursuant to which Mr. Barasch agreed to continue to serve as the Interim Chief Executive Officer of the Company until April 30, 2024 or such earlier date as determined by the Board. Mr. Barasch has agreed to continue to serve as the Interim Chief Executive Officer of the Company through May 19, 2024 or such earlier date as determined by the Board (the “Transition Date”).

The Company entered into a further amendment to the Interim CEO Agreement on April 15, 2024 (the “Interim CEO Fifth Extension Letter”) that will govern the terms of Mr. Barasch’s continued employment as the Interim Chief Executive Officer of the Company commencing May 1, 2024 through the Transition Date. Mr. Barasch will receive a grant of restricted stock units, effective as of May 1, 2024, covering a number of shares of the Company’s common stock with a value of $87,500 (determined as of May 1, 2024 in a manner consistent with the Company’s historic practices) that vest on the Transition Date, subject to continued service through the Transition Date. Commencing on May 20, 2024 and continuing through June 30, 2024 (such period, as may be extended upon mutual agreement between Mr. Barasch and the Company, the “Transition Period”), Mr. Barasch will, in his role as Chair of the Board, actively assist with the transition of his duties and responsibilities as the Interim CEO to Ms. Foster, as the Company’s new CEO. For his services as Interim CEO through the Transition Date and his advisory services during the Transition Period, Mr. Barasch will continue to be paid base compensation at a rate of $262,500 per month.

The foregoing description of the Interim CEO Fifth Extension Letter is qualified in its entirety by reference to the full text of the Interim CEO Fifth Extension Letter, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Amendment to CFO Employment Agreement

On April 15, 2024, the Company entered into a letter agreement (the “CFO Amendment Letter”), amending the employment agreement with Jason Clemens, dated May 1, 2020 (the “CFO Employment Agreement”). Pursuant to the CFO Amendment Letter, in the event that Mr. Clemens’ employment is terminated (x) by the Company without “cause” or (y) by Mr. Clemens for “good reason” (as such terms are defined in the CFO Employment Agreement), the continued base salary payments were increased from 12 months to 18 months, subject to the terms and conditions set forth in the CFO Employment Agreement.

The foregoing description of the CFO Amendment Letter is qualified in its entirety by reference to the full text of the CFO Amendment Letter, which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company issued a press release earlier today announcing the appointment of Ms. Foster as Chief Executive Officer and a member of the Board and the resignation of Mr. Barasch as the Company’s Interim Chief Executive Officer and as a member of the Board, in each case, as described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between AdaptHealth Corp. and Suzanne Foster, dated April 10, 2024.
10.2	Fifth Amendment to Letter Agreement between AdaptHealth Corp. and Richard Barasch, dated April 15, 2024.
10.3	Amendment to Employment Agreement between AdaptHealth Corp. and Jason Clemens, dated April 15, 2024.
99.1	Press Release dated April 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 17, 2024

AdaptHealth Corp.

By:	/s/ Jason Clemens
	Name:	Jason Clemens
	Title:	Chief Financial Officer

- 4 -